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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
James River Bankshares, Inc.
Suffolk, Virginia



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-99156, 333-07999 and 333-61329) of James River Bankshares, Inc. of our report dated January 28, 1999, relating to the consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 1998 of James River Bankshares, Inc. and Subsidiaries, which report appears in the December 31, 2000 Annual Report on Form 10-K.

GOODMAN & COMPANY, L.L.P.



Colonial Heights, Virginia 23834
March 19, 2001